Exhibit 99.1

Extra Space Storage Inc.
PHONE (801) 365-4600
FAX (801) 365-4855
2795 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121
www.extraspace.com

FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports 2013 First Quarter Results

~ Achieves 39.4% growth in FFO to $0.46 Per Share ~

~ Increases Same-Store NOI by 10.8% ~

~ Grows Same-Store Occupancy by 290 Basis Points ~

SALT LAKE CITY, April 29, 2013 — Extra Space Storage Inc. (NYSE: EXR) (the “Company”), a leading owner and operator of self-storage properties in the United States, announced operating results for the three months ended March 31, 2013.

Highlights for the three months ended March 31, 2013:

•                  Achieved funds from operations (“FFO”) of $0.46 per diluted share, representing a 39.4% increase in FFO compared to the first quarter of 2012.

•                  Increased same-store revenue and net operating income (“NOI”) by 7.5% and 10.8%, respectively, compared to the same period in 2012.

•                  Increased same-store occupancy by 290 basis points to 88.6% at March 31, 2013, compared to 85.7% as of March 31, 2012.

•                  Acquired two properties and added 55 properties to the Company’s third-party management platform.

•                  Paid a quarterly dividend of $0.25 per share.

Spencer F. Kirk, CEO of Extra Space Storage Inc., commented:  “We experienced another strong quarter.  Solid operational performance and record high occupancies have once again helped produce outstanding financial results.  Disciplined growth continues to enhance our results as we have benefited from recent acquisitions and the growth of our third-party management platform.  We are optimistic and have confidence in our people, our technology and our properties as we enter peak rental season.”

FFO Per Share:

The following table outlines the Company’s FFO and FFO as adjusted for the three months ended March 31, 2013 and 2012.  The table also provides a reconciliation to GAAP net income per diluted share for each period presented (amounts shown in thousands, except share data - unaudited):

	For the Three Months Ended March 31,
	2013		2012
		(per share)		(per share)
Net income attributable to common stockholders	$31,425	$0.28	$20,214	$0.21
Adjustments:
Real estate depreciation	18,921	0.16	14,633	0.14
Amortization of intangibles	2,869	0.02	1,052	0.01
Joint venture real estate depreciation and amortization	1,494	0.01	1,774	0.01
Joint venture (gain) loss on sale of properties and purchase of partners’ interests	(2,556)	(0.02)	(5,429)	(0.05)
Distributions paid on Preferred Operating Partnership units	(1,438)	(0.01)	(1,438)	(0.01)
Income allocated to Operating Partnership noncontrolling interests	2,494	0.02	2,300	0.02
Funds from operations	$53,209	$0.46	$33,106	$0.33

Adjustments:
Non-cash interest expense related to amortization of discount on exchangeable senior notes	—	—	444	—
Acquisition related costs	452	0.01	609	0.01
Funds from operations as adjusted	$53,661	$0.47	$34,159	$0.34

Weighted average number of shares - diluted	114,967,087		99,927,352

For the three months ended March 31, 2013, there was no dilutive impact from lease-up development properties to FFO or FFO as adjusted per diluted share, compared to $0.01 for the same period in 2012.

Operating Results and Same-Store Property Performance:

The following table outlines the Company’s same-store property performance for the three months ended March 31, 2013 and 2012 (amounts shown in thousands, except property count data - unaudited):

	For the Three Months Ended March 31,		Percent
	2013	2012	Change
Same-store rental and tenant reinsurance revenues	$82,818	$77,019	7.5%
Same-store operating and tenant reinsurance expenses	26,414	26,133	1.1%
Same-store net operating income	$56,404	$50,886	10.8%

Non same-store rental and tenant reinsurance revenues	$30,326	$7,382	310.8%
Non same-store operating and tenant reinsurance expenses	$9,933	$2,311	329.8%

Total rental and tenant reinsurance revenues	$113,144	$84,401	34.1%
Total operating and tenant reinsurance expenses	$36,347	$28,444	27.8%

Same-store square foot occupancy as of quarter end	88.6%	85.7%

Properties included in same-store	344	344

Revenues for the three months ended March 31, 2013, were up primarily due to increases in occupancy and rental rates for both new and existing customers.  Expenses were slightly higher for the same period due to increases in payroll, property tax and credit card expenses.  These increases were offset by lower advertising, office and utility expenses.

The Company’s major markets with revenue growth above the portfolio average for the three months ended March 31, 2013, included Chicago, Cincinnati, Denver, Los Angeles and San Diego.  Major markets performing below the Company’s portfolio average included Sacramento, Phoenix and Washington D.C.

Acquisition and Third-Party Management Activity:

During the quarter, the Company acquired two properties for an approximate purchase price of $12.9 million.  These properties are located in Illinois and Maryland, and were acquired as a result of the purchase of a partner’s interest in two existing joint ventures.

The Company has five additional properties under contract for a total of approximately $53.6 million.  These properties are located in Hawaii, Maryland, North Carolina and Texas.  The purchase of these properties is expected to close by the end of the second quarter of 2013.  These acquisitions are subject to due diligence and other customary closing conditions and no assurance can be provided that these acquisitions will be completed on the terms described, or at all.

During the quarter, the Company added 55 properties to its management program.  As of March 31, 2013, the Company managed 236 properties for third-party owners.  Including 279 properties owned and operated in joint ventures, the Company had a total of 515 properties under management.  The Company continues to be the largest self-storage management company in the United States.

Balance Sheet:

As of March 31, 2013, the Company’s percentage of fixed-rate debt to total debt was 80.2%. The weighted average interest rate on the Company’s fixed and variable rate debt was 4.6% and 2.3%, respectively.  The combined weighted average interest rate was 4.1% with a weighted average maturity of approximately 5.6 years.

Dividends:

The Company paid a first quarter dividend of $0.25 per share on the common stock of the Company on March 29, 2013, to stockholders of record at the close of business on March 15, 2013.

Outlook:

The Company currently estimates that FFO per diluted share will be between $0.47 and $0.49 for the quarter ending June 30, 2013, and will be between $1.94 and $2.01 for the year ending December 31, 2013.  FFO estimates for the year are fully diluted for an estimated average number of shares and Operating Partnership units (“OP units”) outstanding during the year.  The Company’s estimates are forward-looking and based on management’s view of current and future market conditions.

The Company’s actual results may differ materially from these estimates, which include the following annual assumptions:

•                  Same-store property revenue growth, including tenant reinsurance, between 5.5% and 6.5%.

•      Same-store property expense increase, including tenant reinsurance, between 2.5% and 3.25%.

•      Same-store property NOI growth, including tenant reinsurance, between 6.5% and 8.25%.

•      Net tenant reinsurance income between $34.0 million and $35.0 million.

•                  General and administrative expenses between $52.5 million and $53.5 million, including non-cash compensation expense of approximately $5.0 million.

•                  Average monthly cash balance of approximately $35.0 million.

•                  Equity in earnings of real estate ventures between $10.5 million and $11.5 million.

•                  Acquisition activity of approximately $150.0 million.

•                  Interest expense between $72.0 million and $73.0 million.

•                  Weighted average LIBOR of 0.3%.

•                  Weighted average number of outstanding shares, including OP units, of approximately 115.3 million.

•                  Taxes associated with the Company’s taxable Real Estate Investment Trust (“REIT”) subsidiary between $7.5 million and $8.5 million, inclusive of approximately $5.4 million in solar tax credits.

•                  Acquisition related costs between $1.5 million and $2.0 million.

Supplemental Financial Information:

Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Click on the “Investor Relations” link at the bottom of the home page, then on “Financial & Stock Info,” then on “Quarterly Earnings” on the left of the page.  This supplemental information provides additional detail on items that include property occupancy and financial performance by portfolio and market, debt maturity schedules and performance of lease-up assets.

Conference Call:

The Company will host a conference call at 1:00 p.m. Eastern Time on Monday, April 29, 2013, to discuss its financial results. To participate in the conference call, please dial 877-280-4960 or 857-244-7317 for international participants, conference ID:  54739806.  The conference call will also be available on the Company’s website at www.extraspace.com.  To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.  A replay of the call will be available for 30 days on the Company’s website in the Investor Relations section.

A replay of the call will also be available by telephone, from 4:00 p.m. Eastern Time on April 29, 2013, until midnight Eastern Time on May 29, 2013.  The replay dial-in numbers are 888-286-8010 or 617-801-6888 for international callers, conference ID: 78100435.

Forward-Looking Statements:

Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements.  There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release.  Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Such factors include, but are not limited to:

•                  adverse changes in general economic conditions, the real estate industry and the markets in which we operate;

•                  the effect of competition from new and existing self-storage facilities or other storage alternatives, which could cause rents and occupancy rates to decline;

•                  difficulties in our ability to evaluate, finance, complete and integrate acquisitions and developments successfully and to lease up those properties, which could adversely affect our profitability;

•                  potential liability for uninsured losses and environmental contamination;

•                  the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing REITs, which could increase our expenses and reduce our cash available for distribution;

•                  disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;

•                  increased interest rates and operating costs;

•                  reductions in asset valuations and related impairment charges;

•                  the failure of our joint venture partners to fulfill their obligations to us or their pursuit of actions that are inconsistent with our objectives;

•                  the failure to maintain our REIT status for federal income tax purposes;

•                  economic uncertainty due to the impact of war or terrorism, which could adversely affect our business plan; and

•                  difficulties in our ability to attract and retain qualified personnel and management members.

All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Definition of FFO:

FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net earnings. Net earnings assume that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses.  The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets.  FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of operating properties and impairment write downs of depreciable real estate assets, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements.

For informational purposes, the Company provides FFO as adjusted for the exclusion of non-recurring revenues and expenses, acquisition related costs and non-cash interest charges related to the Company’s exchangeable senior notes.  Although the Company’s calculation of FFO as adjusted differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance.  The Company believes that by excluding non-recurring revenues and expenses, the costs related to acquiring properties and non-cash interest charges from the exchangeable senior notes, stockholders and potential investors are presented with an indicator of its operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.  FFO as adjusted by the Company should not be considered a replacement of the NAREIT definition of FFO and may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.  FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

Definition of Same-Store Properties:

The Company’s same-store properties for the periods presented consist of 344 properties that are wholly-owned and operated and that were stabilized by the first day of the earliest calendar year presented.  The Company considers a property to be stabilized once it has been open three years or has sustained average square foot occupancy of 80.0% or more for one calendar year.  Same-store results provide information relating to property operations without the effects of acquisitions or completed developments and should not be used as a basis for future same-store performance or for the performance of the Company’s properties as a whole.

About Extra Space Storage Inc.:

Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a self-administered and self-managed REIT that owns and/or operates 965 self-storage properties in 35 states, Washington, D.C. and Puerto Rico.  The Company’s properties comprise approximately 640,000 units and approximately 70.0 million square feet of rentable space, offering customers a wide selection of conveniently located and secure storage solutions across the country, including boat storage, RV storage and business storage.  The Company is the second largest owner and/or operator of self-storage properties in the United States and is the largest self-storage management company in the United States.

###

For Information:

Clint Halverson

Extra Space Storage Inc.

(801) 365-4597

Extra Space Storage Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	March 31, 2013	December 31, 2012
	(Unaudited)

Assets:
Real estate assets, net	$2,995,510	$2,991,722

Investments in real estate ventures	102,102	106,313
Cash and cash equivalents	35,575	30,785
Restricted cash	20,157	16,976
Receivables from related parties and affiliated real estate joint ventures	9,096	11,078
Other assets, net	66,656	66,603
Total assets	$3,229,096	$3,223,477

Liabilities, Noncontrolling Interests and Equity:
Notes payable	$1,361,554	$1,369,690
Premium on notes payable	2,754	3,319
Notes payable to trusts	119,590	119,590
Lines of credit	100,000	85,000
Accounts payable and accrued expenses	45,435	52,299
Other liabilities	46,611	48,248
Total liabilities	1,675,944	1,678,146

Commitments and contingencies

Noncontrolling Interests and Equity:
Extra Space Storage Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 110,924,996 and 110,737,205 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	1,109	1,107
Paid-in capital	1,742,569	1,740,037
Accumulated other comprehensive deficit	(12,759)	(14,273)
Accumulated deficit	231,369	(235,064)
Total Extra Space Storage Inc. stockholders’ equity	1,499,550	1,491,807
Noncontrolling interest represented by Preferred Operating Partnership units, net of $100,000 note receivable	29,964	29,918
Noncontrolling interests in Operating Partnership	22,603	22,492
Other noncontrolling interests	1,035	1,114
Total noncontrolling interests and equity	1,553,152	1,545,331
Total liabilities, noncontrolling interests and equity	$3,229,096	$3,223,477

Consolidated Statement of Operations for the Three Months Ended March 31, 2013 and 2012

(In thousands, except share and per share data) — Unaudited

	For the Three Months Ended March 31,
	2013	2012

Revenues:
Property rental	$102,923	$75,844
Tenant reinsurance	10,221	8,557
Management fees	6,178	6,586
Total revenues	119,322	90,987

Expenses:
Property operations	34,437	26,596
Tenant reinsurance	1,910	1,848
Acquisition related costs	452	609
General and administrative	12,769	12,640
Depreciation and amortization	23,025	16,524
Total expenses	72,593	58,217

Income from operations	46,729	32,770

Interest expense	(17,366)	(18,071)
Non-cash interest expense related to amortization of discount on exchangeable senior notes	—	(444)
Interest income	184	275
Interest income on note receivable from Preferred Operating Partnership unit holder	1,213	1,213
Income before equity in earnings of real estate ventures and income tax expense	30,760	15,743

Equity in earnings of real estate ventures	2,623	2,296
Equity in earnings of real estate ventures - gain on sale of real estate assets and purchase of joint venture partners’ interests	2,556	5,429
Income tax expense	(2,008)	(950)
Net income	33,931	22,518
Net income allocated to Preferred Operating Partnership noncontrolling interests	(1,717)	(1,649)
Net income allocated to Operating Partnership and other noncontrolling interests	(789)	(655)
Net income attributable to common stockholders	$31,425	$20,214

Net income per common share
Basic	$0.28	$0.21
Diluted	$0.28	$0.21

Weighted average number of shares
Basic	110,809,924	94,888,078
Diluted	114,967,087	99,927,352

Cash dividends paid per common share	$0.25	$0.20

Reconciliation of the Range of Estimated Fully Diluted Net Income Per Share to Estimated Fully Diluted FFO Per Share — for the Three Months Ending June 30, 2013 and Year Ending December 31, 2013 — Unaudited

	For the Three Months Ending June 30, 2013		For the Year Ending December 31, 2013
	Low End	High End	Low End	High End
Net income attributable to common stockholders per diluted share	$0.25	$0.27	$1.09	$1.16
Income allocated to noncontrolling interest - Preferred Operating Partnership and Operating Partnership	0.03	0.03	0.11	0.11
Fixed component of income allocated to non-controlling interest - Preferred Operating Partnership	(0.01)	(0.01)	(0.05)	(0.05)
Net income for diluted computations	0.27	0.29	1.15	1.22

Adjustments:
Real estate depreciation	0.18	0.18	0.71	0.71
Amortization of intangibles	0.01	0.01	0.05	0.05
Joint venture real estate depreciation and amortization	0.01	0.01	0.05	0.05
Joint venture gain on sale of properties	—	—	(0.02)	(0.02)
Diluted funds from operations per share	$0.47	$0.49	$1.94	$2.01